Exhibit 99.1
FOR IMMEDIATE RELEASE

Investors contact:	Media contact:
Linda Snyder	Phyllis Davidson
408/588-8405	408/588-8754
Linda_snyder@hyperion.com	Phyllis_davidson@hyperion.com
HYPERION REPORTS STRONG SECOND QUARTER RESULTS
System 9 Momentum Drives 9% License Revenue Growth
SANTA CLARA, Calif., January 19, 2006 – Hyperion Solutions (Nasdaq: HYSL), the global leader in Business Performance Management software, today announced financial results for its fiscal second quarter ended December 31, 2005.
     Total revenues for the quarter increased 5% to $185.5 million, compared to $177.0 million for the same period a year ago. Software license revenue increased 9% to $74.4 million, compared to $68.5 million for the same period a year ago, while maintenance and services revenue grew 2% to $111.0 million, compared to $108.5 million in the year-ago period.
     The company’s second quarter net income, as reported in accordance with U.S. generally accepted accounting principles (GAAP), was $15.5 million, or $0.25 per diluted share, compared to net income of $15.6 million, or $0.25 per diluted share, for the second quarter of fiscal 2005. Fiscal 2006 results reflect the impact of equity-based compensation as required by SFAS 123R; fiscal 2005 results do not.
     Second quarter non-GAAP net income increased 9% year-over-year to $22.3 million, or $0.37 per diluted share, excluding the impact of charges, net of related tax, for the amortization of purchased intangible assets, restructuring charges and equity-based compensation as required by SFAS 123R. These results compare to non-GAAP net income of $20.4 million, or $0.33 per diluted share, for the second quarter of fiscal 2005.
     Hyperion’s balance sheet reflects cash and short-term investments totaling $425.4 million at December 31, 2005. This compares to $436.5 million in cash and short-term investments at September 30, 2005. Cash flow from operations for the quarter was $5.4 million. The company used cash of $34.2 million to repurchase stock during the quarter, as part of a $125 million stock repurchase program announced in May 2005. Days sales outstanding (DSO) was 70 days, reflecting normal fiscal second quarter seasonality.
     “Hyperion System 9 is a clear winner in the marketplace,” said Godfrey R. Sullivan, Hyperion’s president and chief executive officer. “License revenue growth was driven by the success and momentum of System 9, which generated more than 50% of our license revenue and accounted for the majority of our

Hyperion Reports Q2 FY06 Results	p.2
large transactions. We’re very pleased to report another quarter of strong execution during our exciting product launch.
     “We recorded growth in all major geographies,” Sullivan continued, “and saw particular strength in Asia/Pacific. Demand was strong across all products and we closed a record 21 transactions greater than $500,000, as customers increasingly rely on Hyperion as their strategic vendor for Business Performance Management.”
Business Outlook
     Hyperion also reported today its outlook for the third quarter of fiscal year 2006. On a GAAP basis, the company currently expects total revenues in the range of $183 million to $188 million and diluted earnings per share in the range of $0.21 to $0.25. This outlook assumes an effective tax rate of 37% and diluted shares outstanding of 61.4 million.
     Excluding the impact of the amortization of purchased intangible assets and equity-based compensation expense, the company expects diluted earnings per share on a non-GAAP basis for the third quarter in the range of $0.32 to $0.36, and a non-GAAP effective tax rate of 34%.
Reconciliation of GAAP to Non-GAAP Diluted Earnings per Share for Business Outlook

Projected Q3 FY06 GAAP Diluted Earnings per Share	$0.21 – $0.25
Plus:
Amortization of purchased intangible assets	0.04
Equity-based compensation expense	0.13
Less: Income tax effect of non-GAAP adjustments	(0.06)

Projected Q3 FY06 Non-GAAP Diluted Earnings per Share	$0.32 – $0.36
A reconciliation of our historical non-GAAP information as well as a discussion of information investors should consider when reviewing our non-GAAP information follows the attached financial statements.
Other Recent Developments
Other recent company developments include:
•	Won major customer contracts at Agilent Technologies (Semiconductor Test Solutions), Alcan (France), Cadbury Schweppes plc (UK), Citrix Systems, Department of Justice, Halifax Bank of Scotland (UK), Metavante Corp., National Australia Bank (Australia), NCR, Nycomed (Denmark), Petrobras (Brazil), Posten Norge (Norway), Scholastic Corporation, Shell Canada, Symantec, TBC Corporation, Telefonica Moviles (Spain), and Verizon.
•	Named to the Leaders Quadrant in the Magic Quadrant for Corporate Performance Management Suites by Gartner, a leading industry analyst firm. Hyperion was the top ranked company based upon

Hyperion Reports Q2 FY06 Results	p. 3
“completeness of vision” and “ability to execute.” Gartner also named Hyperion to the Visionary Quadrant in the Magic Quadrant for BI Platforms.
•	Showcased Hyperion System 9 in user conferences in Sydney and Barcelona, which attracted more than 1,500 attendees.
•	Kicked off the Hyperion Performance Visibility 2006 World Tour in conjunction with more than 30 partners. The 66-city world tour throughout 31 countries is educating IT, finance, and business decision makers about Hyperion System 9.
•	Added Nanci Caldwell and Maynard Webb to its board of directors. Caldwell, most recently chief marketing officer of PeopleSoft, also served in executive roles for Hewlett-Packard. Webb is currently chief operating officer of eBay and previously served as chief information officer for Gateway and Bay Networks.
•	Appointed Robin L. Washington as chief financial officer, replacing David Odell, whose planned retirement was announced in September 2005. Washington brings more than 21 years of financial management experience to Hyperion and was most recently senior vice president of finance and corporate controller for PeopleSoft.
Conference Call and Webcast
     Hyperion’s executive management will host a conference call at 5:00 p.m. ET today to discuss these financial results. The conference call and slide presentation will be webcast live with access from the Investor Relations section of the Hyperion Web site at www.hyperion.com. A replay of the webcast will also be available from the company’s Web site.
About Hyperion
Hyperion Solutions Corporation is the global leader in Business Performance Management software. More than 11,000 customers rely on Hyperion software to provide visibility into how their businesses are performing and to help them plan and model to improve that performance. Using Hyperion software, customers collect data, organize and analyze it, then communicate it across the enterprise. Hyperion offers the industry’s only Business Performance Management solution that integrates financial management applications with a business intelligence platform into a single system.
Named one of the FORTUNE 100 Best Companies to Work For (2004), Hyperion serves global customers in 45 countries. A network of more than 600 partners provides the company’s innovative and specialized solutions and services. Hyperion generated revenues of $703 million for the fiscal year that ended June 30, 2005 and is traded under the Nasdaq symbol HYSL. For more information, please visit www.hyperion.com.
Forward-Looking Statements
Statements in this press release relating to the future, including those related to our “Business Outlook,” are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as, “may,” “will,” “should,” “potential,” “estimated,” “projects,” “anticipate,” “plans,” “expects,” “believes” and similar expressions. Because these forward-looking statements involve risks

Hyperion Reports Q2 FY06 Results	p. 4
and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, our failure to successfully drive increases in software license revenue (by both increasing sales of newer products, and limiting fall off of older product revenue), significant product quality problems, failure to successfully drive partner revenue, lower than expected customer adoption rates for System 9, significant strengthening of the dollar against key European currencies, the impact of competitive products and pricing, a decline in customer demand and technological shifts. For a more detailed discussion of factors that could affect the company’s performance and cause actual results to differ materially from those anticipated in the forward-looking statements, interested parties should review the company’s filings with the Securities and Exchange Commission, including the reports on Forms 10-K and 10-Q filed on August 31, 2005, and November 9, 2005, respectively. The company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.
# # #

Hyperion Reports Q2 FY06 Results	p. 5
Hyperion Solutions Corporation
Non-GAAP Results
(In thousands except for per share data and percentages)
The following table reflects Hyperion’s non-GAAP results reconciled to GAAP results as included in this release.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
GAAP Net Income	$15,522	$15,550	$28,814	$27,163

Plus:
Amortization of purchased intangible assets	2,408	2,067	4,816	4,106
Equity-based compensation expense	7,030	425	14,820	1,358
Restructuring costs	446	5,008	346	8,077
Deferred maintenance revenue adjustment	—	—	—	194
Less: Income tax effect of non-GAAP adjustments	(3,082)	(2,625)	(6,616)	(4,807)

Non-GAAP Net Income	$22,324	$20,425	$42,180	$36,091

GAAP Operating Income	$22,025	$22,215	$39,899	$38,735
GAAP Operating Margin Percentage	11.9%	12.6%	11.2%	11.5%
Non-GAAP Operating Income	$31,909	$29,715	$59,881	$52,470
Non-GAAP Operating Margin Percentage	17.2%	16.8%	16.8%	15.6%
Non-GAAP operating income excludes the impact of charges for the amortization of purchased intangible assets, equity-based compensation, restructuring costs, and deferred maintenance revenue adjustments.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Diluted net income per share:
GAAP net income per share	$0.25	$0.25	$0.47	$0.44

Plus:
Amortization of purchased intangible assets	0.04	0.03	0.08	0.07
Equity-based compensation expense	0.12	0.01	0.24	0.03
Restructuring costs	0.01	0.08	0.01	0.13
Deferred maintenance revenue adjustment	—	—	—	—
Less: Income tax effect of non-GAAP adjustments	(0.05)	(0.04)	(0.11)	(0.08)

Non-GAAP Net Income per share	$0.37	$0.33	$0.69	$0.59

Shares used in computing diluted net income per share	60,930	61,347	60,834	61,136

Hyperion Reports Q2 FY06 Results	p. 6
Non-GAAP Financial Information
     The non-GAAP information included in this press release is not prepared in accordance with GAAP because it excludes the impact of charges, net of related tax, associated with Hyperion’s acquisition of Brio Software, the amortization of purchased intangible assets, equity-based compensation, restructuring costs, and deferred maintenance revenue adjustments. Management believes the presentation of this non-GAAP information may be useful to investors because the company has historically provided this or similar information and understands that some investors find it helpful in analyzing the Company’s revenues and expenses and comparing them to the revenues and expenses of the Company’s competitors or others. Management uses this non-GAAP information, along with GAAP information, in evaluating the Company’s historical and projected revenues and expenses, primarily with a view to assessing ongoing revenues and expenses associated with specific, non-recurring transactions, as is the case with our deferred maintenance revenue adjustment, purchased intangible assets, and restructuring costs. Management uses the non-GAAP information relating to our equity-based compensation, along with GAAP information, to compare this specific non-cash expense with similar expenses of the Company’s competitors or others. Management does so, in part, because of the divergence of opinion as to the best accounting method of equity compensation, notwithstanding the recent adoption of FAS 123R.
     The non-GAAP information is not prepared in accordance with generally accepted accounting principles and may differ from the non-GAAP information used by other companies. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP information. In this regard, while the specific transactions causing the non-GAAP expenses are non-recurring, the company in the future may effect other transactions, such as acquisitions or restructurings that will trigger similar expenses. Moreover, the company expects in the future to incur additional equity-based compensation with the granting of additional equity compensation pursuant to FAS 123R and otherwise. For these reasons, our non-GAAP information may not be as useful to investors as the GAAP information also provided. A reconciliation of our non-GAAP information to our GAAP information appears following the heading “Business Outlook” above and after the financial statements for the historical periods noted above.
“Hyperion,” the Hyperion “H” logo and Hyperion’s product names are trademarks of Hyperion. References to other companies and their products use trademarks owned by the respective companies and are for reference purpose only.

Hyperion Solutions Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
REVENUES
Software licenses	$74,445	$68,524	$134,969	$125,948
Maintenance and services	111,049	108,454	220,750	210,568

TOTAL REVENUES	185,494	176,978	355,719	336,516

COSTS AND EXPENSES
Cost of revenues:
Software licenses	4,626	4,063	8,465	7,355
Maintenance and services	42,845	39,877	80,799	77,218
Sales and marketing	69,807	64,644	136,455	123,377
Research and development	28,360	25,645	56,241	51,359
General and administrative	17,385	15,526	33,514	30,395
Restructuring charges	446	5,008	346	8,077

TOTAL COSTS AND EXPENSES	163,469	154,763	315,820	297,781

OPERATING INCOME	22,025	22,215	39,899	38,735

Interest and other income, net	2,809	1,708	5,385	3,053

INCOME BEFORE INCOME TAXES	24,834	23,923	45,284	41,788

Income tax provision	9,312	8,373	16,470	14,625

NET INCOME	$15,522	$15,550	$28,814	$27,163

Basic net income per share	$0.26	$0.26	$0.49	$0.46
Diluted net income per share	$0.25	$0.25	$0.47	$0.44

Shares used in computing basic net income per share	59,102	58,905	59,176	58,764
Shares used in computing diluted net income per share	60,930	61,347	60,834	61,136

Hyperion Solutions Corporation
Consolidated Balance Sheets
(In thousands, except par value)

	December 31,	June 30,
	2005	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$154,372	$170,740
Short-term investments	270,996	270,008
Accounts receivable, net of allowances of $10,765 and $10,053	144,358	141,045
Deferred income taxes	10,657	10,976
Prepaid expenses and other current assets	26,725	28,157

TOTAL CURRENT ASSETS	607,108	620,926

Property and equipment, net	74,721	74,911
Goodwill	137,752	137,898
Intangible assets, net	24,036	29,811
Deferred income taxes	35,558	30,287
Other assets	6,473	5,603

TOTAL ASSETS	$885,648	$899,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$59,367	$56,657
Accrued employee compensation and benefits	49,708	53,298
Income taxes payable	40,764	32,703
Deferred revenue	124,824	140,772
Restructuring liabilities	6,367	7,276

TOTAL CURRENT LIABILITIES	281,030	290,706

Long-term restructuring liabilities and other	21,816	24,830

TOTAL LIABILITIES	302,846	315,536

Stockholders’ equity:
Preferred stock — $0.001 par value; 5,000 shares authorized; none issued	—	—
Common stock — $0.001 par value; 300,000 shares authorized; 59,496 and 60,153 shares issued and outstanding	59	60
Additional paid-in capital	516,121	489,137
Deferred stock-based compensation	—	(4,393)
Retained earnings	69,812	100,491
Accumulated other comprehensive loss	(3,190)	(1,395)

TOTAL STOCKHOLDERS’ EQUITY	582,802	583,900

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$885,648	$899,436

Hyperion Solutions Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$28,814	$27,163
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,430	17,708
Stock-based compensation	14,807	1,358
Provision for accounts receivable allowances	2,660	2,090
Deferred income taxes	(4,236)	(2,568)
Income tax benefit from exercise of stock options	—	9,977
Changes in operating assets and liabilities:
Accounts receivable	(7,316)	2,988
Prepaid expenses and other current assets	1,277	2,659
Other assets	221	473
Accounts payable and accrued liabilities	2,927	3,739
Accrued employee compensation and benefits	(3,182)	(3,927)
Income taxes payable	8,234	3,037
Deferred revenue	(14,894)	(12,720)
Restructuring liabilities	(894)	9,239
Long-term restructuring liabilities and other	(3,077)	(1,258)

Net cash provided by operating activities	41,771	59,958

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(184,661)	(30,325)
Proceeds from maturities of investments	182,058	83,050
Purchases of property and equipment	(10,216)	(14,728)
Purchases of intangible assets	(637)	(2,647)
Payments for acquisitions, net of cash acquired	—	(3,104)

Net cash provided by (used in) investing activities	(13,456)	32,246

CASH FLOWS FROM FINANCING ACTIVITIES
Purchases of common stock	(80,081)	(37,470)
Proceeds from issuance of common stock	30,406	32,139
Income tax benefit from exercise of stock options	6,761	—

Net cash used in financing activities	(42,914)	(5,331)

Effect of exchange rate on cash and cash equivalents	(1,769)	2,631

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(16,368)	89,504
Cash and cash equivalents at beginning of period	170,740	172,261

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$154,372	$261,765

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$153	$17
Cash paid for income taxes	$4,980	$2,886

Hyperion Solutions Corporation
Supplemental Financial Data
($ in thousands)
(Unaudited)

	Fiscal 2005								Fiscal 2006				% Change	% Change

	Q1		Q2		Q3		Q4		Q1		Q2		over Q1 06	over Q2 05

Revenue Analysis
Software License Revenue	$57,424	36%	$68,524	39%	$68,659	39%	$78,801	42%	$60,524	35%	$74,445	40%	23%	9%
Maintenance and Services Revenue:
Maintenance Revenue	71,430	45%	75,183	42%	75,232	42%	77,248	41%	77,940	46%	81,396	44%	4%	8%
Consulting and Training Revenue	30,684	19%	33,271	19%	33,216	19%	32,921	17%	31,761	19%	29,653	16%	-7%	-11%

Total Maintenance and Services Revenue	102,114	64%	108,454	61%	108,448	61%	110,169	58%	109,701	65%	111,049	60%	1%	2%

Total Revenue	$159,538	100%	$176,978	100%	$177,107	100%	$188,970	100%	$170,225	100%	$185,494	100%	9%	5%

Revenue by Geography
Americas	$97,085	61%	$106,652	60%	$105,816	60%	$119,046	63%	$108,034	63%	$111,368	60%	3%	4%
EMEA	52,328	33%	57,910	33%	59,114	33%	57,030	30%	49,332	29%	59,456	32%	21%	3%
APAC	10,125	6%	12,416	7%	12,177	7%	12,894	7%	12,859	8%	14,670	8%	14%	18%

Total Revenue	$159,538	100%	$176,978	100%	$177,107	100%	$188,970	100%	$170,225	100%	$185,494	100%	9%	5%

Software License Revenue by Geography
Americas	$29,510	51%	$37,498	55%	$35,981	53%	$47,514	60%	$36,407	60%	$40,683	55%	12%	8%
EMEA	23,435	41%	25,018	36%	26,919	39%	25,195	32%	18,537	31%	25,891	35%	40%	3%
APAC	4,479	8%	6,008	9%	5,759	8%	6,092	8%	5,580	9%	7,871	10%	41%	31%

Total Software License Revenue	$57,424	100%	$68,524	100%	$68,659	100%	$78,801	100%	$60,524	100%	$74,445	100%	23%	9%

Software License Revenue by Channel
Direct	$41,930	73%	$50,978	74%	$46,237	67%	$63,256	80%	$44,293	73%	$57,960	78%	31%	14%
Indirect	15,494	27%	17,546	26%	22,422	33%	15,545	20%	16,231	27%	16,485	22%	2%	-6%

Total Software License Revenue	$57,424	100%	$68,524	100%	$68,659	100%	$78,801	100%	$60,524	100%	$74,445	100%	23%	9%

Transaction and Customer Information
Average Selling Price	$110		$119		$115		$131		$121		$118		-2%	-1%
Number of Software Transactions > $500	15		18		18		19		15		21		40%	17%
Number of New Customers	274		282		314		354		310		292		-6%	4%
Percentage of License Revenue from New Customers	36%		26%		29%		26%		27%		20%		-26%	-23%

Selected Balance Sheet and Cash Flow Information
Cash, Cash Equivalents and Short-Term Investments	$362,551		$404,981		$426,726		$440,748		$436,468		$425,368		-3%	5%
Cash Flow from Operations	$30,320		$29,659		$29,281		$41,429		$36,395		$5,376		-85%	-82%
Repurchases of Common Stock	$35,183		$2,287		$15,078		$31,488		$45,860		$34,221		-25%	1396%
Days Sales Outstanding	63		68		73		67		63		70		11%	3%

Headcount
Quota-Carrying Sales Representatives (A)	305		297		312		312		314		324		3%	9%

Americas Headcount	1,704	69%	1,702	68%	1,746	68%	1,760	68%	1,745	67%	1,752	67%	0%	3%
EMEA Headcount	572	23%	589	24%	603	24%	616	24%	632	24%	633	24%	0%	7%
APAC Headcount	209	8%	205	8%	212	8%	210	8%	212	9%	217	9%	2%	6%

Total Company Headcount	2,485	100%	2,496	100%	2,561	100%	2,586	100%	2,589	100%	2,602	100%	1%	4%

(A)	All quarters have been adjusted to include EMEA telesales reps.